UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2021

PALISADE BIO, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33672 (Commission File Number)	52-2007292 (IRS Employer Identification No.)

5800 Armada Drive, Suite 210 Carlsbad, California (Address of Principal Executive Offices)		92008 (Zip Code)

Registrant’s telephone number, including area code: (858) 704-4900

Seneca Biopharma, Inc.

20271 Goldenrod Lane
Germantown, Maryland 20876

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	PALI	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note

On April 27, 2021, pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of December 16, 2020, by and among Palisade Bio, Inc., formerly known as Seneca Biopharma, Inc. (the “Company”), Leading Biosciences, Inc. (“LBS”) and Townsgate Acquisition Sub 1, Inc., a wholly owned subsidiary of the Company (“Merger Sub”), the Company completed the previously announced merger transaction with LBS, pursuant to which Merger Sub merged with and into LBS, with LBS surviving such merger as a wholly owned subsidiary of the Company (the “Merger”). In connection with the Merger, and immediately prior to the effective time of the Merger (the “Effective Time”), the Company effected a reverse stock split of the Company Common Stock at a ratio of 1-for-6 (the “Reverse Stock Split”). Unless otherwise noted, all references to share and per share amounts in this Current Report on Form 8-K reflect the Reverse Stock Split. Also, in connection with the closing of the Merger (the “Closing”), the Company changed its name from “Seneca Biopharma, Inc.” to “Palisade Bio, Inc.” (the “Name Change”) and the business conducted by the Company became primarily the business conducted by LBS, which is a clinical-stage biopharmaceutical company focused on advancing LBS’s clinical program and developing a therapeutic to combat the interruption of gastrointestinal function following major surgery for which there is currently a significant unmet need for safe and effective therapies.

At the Effective Time:

(a)	Each outstanding share of LBS’s common stock, par value $0.001 per share (“LBS Common Stock”), and each outstanding non-voting share of LBS’s Series 1 preferred stock, par value $0.001 per share (“LBS Series 1 Preferred”), issued in the Pre-Merger Financing (as defined below) was converted into the right to receive 0.02719 (the “Exchange Ratio”) shares of Company Common Stock, as set forth in the Merger Agreement. The Exchange Ratio was determined based on the total number of outstanding shares of Company Common Stock and LBS Common Stock, in each case as calculated on an adjusted fully diluted treasury stock method basis, after giving effect to the Pre-Merger Financing, including 50% of the shares subject to the Equity Warrants (as defined below), and taking into account certain adjustments based on the proceeds of the Pre-Merger Financing and the net cash of the Company at the Closing in accordance with the Merger Agreement.

(b)	Each option to purchase shares of LBS Common Stock (each, an “LBS Option”) that was outstanding and unexercised immediately prior to the Effective Time under LBS’s 2013 Equity Incentive Plan (the “LBS Plan”), whether or not vested, was converted into and became an option to purchase shares of Company Common Stock, and the Company assumed the LBS Plan and each such LBS Option in accordance with the terms of the LBS Plan (the “Assumed Options”). The number of shares of Company Common Stock subject to each Assumed Option was determined by multiplying (i) the number of shares of LBS Common Stock that were subject to such Assumed Option, as in effect immediately prior to the Effective Time, by (ii) the Exchange Ratio, and rounding the resulting number down to the nearest whole number of shares of Company Common Stock, and the per share exercise price for the Company Common Stock issuable upon exercise of each Assumed Option was determined by dividing (A) the per share exercise price of such Assumed Option, as in effect immediately prior to the Effective Time, by (B) the Exchange Ratio and rounding the resulting per share exercise price up to the nearest whole cent.

(c)	Each warrant to purchase shares of LBS Common Stock (each, an “LBS Warrant”) outstanding immediately prior to the Effective Time was assumed by the Company and converted into a warrant to purchase shares of Company Common Stock (the “Assumed Warrants”) and thereafter (i) each Assumed Warrant may be exercised solely for shares of Company Common Stock; (ii) the number of shares of Company Common Stock subject to each Assumed Warrant was determined by multiplying (A) the number of shares of LBS Common Stock that were subject to such LBS Warrant, as in effect immediately prior to the Effective Time, by (B) the Exchange Ratio, and rounding the resulting number down to the nearest whole number of shares of Company Common Stock; (iii) the per share exercise price for the Company Common Stock issuable upon exercise of each Assumed Warrant was determined by dividing (A) the exercise price per share of the LBS Common Stock subject to such LBS Warrant, as in effect immediately prior to the Effective Time, by (B) the Exchange Ratio, and rounding the resulting exercise price up to the nearest whole cent.

Immediately following the Effective Time, there were approximately 7,323,935 shares of Company Common Stock outstanding (not including 3,977,676 Converted Additional Shares (as defined below) being held in escrow), the former equityholders of LBS (including the Investor (as defined below)) owned, or held rights to acquire, in the aggregate approximately 74.29% of the fully-diluted Company Common Stock, and the Company’s stockholders immediately prior to the Merger owned approximately 25.71% of the fully-diluted Company Common Stock.

The shares of Company Common Stock, previously trading on the Nasdaq Capital Market through the close of business on April 27, 2021 under the ticker symbol “SNCA,” commenced trading on the Nasdaq Capital Market, on a post-Reverse Stock Split adjusted basis, under the ticker symbol “PALI,” on April 28, 2021. The Company Common Stock is now represented by a new CUSIP number, 81689B103.

The issuance of the shares of Company Common Stock to the former stockholders of LBS, including the Investor, was registered with the SEC on a Registration Statement on Form S-4 (Reg. No. 333-251659) initially filed on December 23, 2020. The issuance of the shares of Company Common Stock to holders of the Assumed Options will be registered with the SEC on a Registration Statement on Form S-8.

The foregoing description of the Merger Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement that was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on December 21, 2020 and is incorporated herein by reference.

Item 1.01	Entry into a Material Definitive Agreement.

Contingent Value Rights Agreement

In connection with the Merger, the Company entered into a Contingent Value Rights Agreement (the “CVR Agreement”) with American Stock Transfer & Trust Company, LLC as the CVR agent and Raul Silvestre as representative of the holders of the Company’s Common Stock, par value $0.01 per share (“Company Common Stock”), as of immediately prior to the Effective Time eligible to receive contingent value rights (“CVRs”). The CVR Agreement entitles each holder of a CVR to receive certain net proceeds, if any, derived from the sale or license of all or any part of the intellectual property owned, licensed or controlled by the Company that is necessary for the operation of the business of the Company as conducted as of the Effective Time and in existence as of the Effective Time (the “Seneca Legacy Technology”) pursuant to an agreement entered into: (i) during the period beginning at the Effective Time and ending on the date that is 18 months following the Effective Time or (ii) prior to the Effective Time and not consummated prior to the 60th day following the closing of the Merger (each, a “Legacy Monetization”) and entitled to be received prior to the 48-month anniversary of the Effective Time. The CVRs will not be transferable, except in certain limited circumstances, will not have any voting or dividend rights, will not be certificated or evidenced by any instrument, will not accrue interest and will not be registered with the Securities and Exchange Commission (“SEC”) or listed for trading on any exchange. Each CVR will entitle the holder thereof to receive a pro rata portion of 80% of the net proceeds, if any, from each respective Legacy Monetization.

Holders of outstanding Company Common Stock and certain warrants exercisable for Company Common Stock as of April 26, 2021 are entitled to receive the CVRs. For a description of the terms and conditions of the CVR Agreement, please refer to “Agreements Related to the Merger—Contingent Value Rights Agreement” in the Company’s proxy statement/prospectus/information statement filed with the SEC on December 23, 2020, as amended (the “Proxy Statement”), which description is incorporated herein by reference.

The foregoing description of the CVR Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the full text of the CVR Agreement filed hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

To the extent required by this Item 2.01, the information contained in the Explanatory Note of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders.

To the extent required by this Item 3.03, the information contained in the Explanatory Note of this Current Report on Form 8-K is incorporated herein by reference.

As previously disclosed in the Company’s Current Report on Form 8-K/A filed with the SEC on April 23, 2021, at the previously adjourned special meeting of the Company’s stockholders held on April 23, 2021 (the “Special Meeting”), the Company’s stockholders approved an amended and restated certificate of incorporation of the Company (the “Restated Certificate”) to effect the Reverse Stock Split.

On April 27, 2021, prior to the Closing, the Company filed the Restated Certificate with the Secretary of State of the State of Delaware to effect the Reverse Stock Split. The Restated Certificate also effected the Name Change. As a result of the Reverse Stock Split, the number of issued and outstanding shares of Company Common Stock immediately prior to the Reverse Stock Split was reduced to a smaller number of shares, such that every six (6) shares of Company Common Stock held by a stockholder immediately prior to the Reverse Stock Split were combined and reclassified into one share of Company Common Stock.

No fractional shares were issued in connection with the Reverse Stock Split. Any fractional shares resulting from the Reverse Stock Split were rounded down to the nearest whole number, and each stockholder who would otherwise be entitled to a fraction of a share of Company Common Stock upon the Reverse Stock Split (after aggregating all fractions of a share to which such stockholder would otherwise be entitled) was, in lieu thereof, entitled to receive a cash payment determined by multiplying the closing price of the Company Common Stock on The Nasdaq Stock Market on the date immediately preceding the date the Reverse Stock Split becomes effective, by the fraction of a share of Company Common Stock to which each stockholder would otherwise be entitled.

The foregoing description of the Restated Certificate does not purport to be complete and is qualified in its entirety by reference to the full text of the Restated Certificate, a copy of which is attached hereto as Exhibit 3.1, and is incorporated herein by reference.

Item 5.01	Changes in Control of Registrant.

To the extent required by this Item 5.01, the information contained in the Explanatory Note of this Current Report on Form 8-K is incorporated herein by reference.

The information set forth in Item 5.02 of this Current Report on Form 8-K regarding the Company’s board of directors (the “Board”) and principal officers following the Merger are incorporated by reference into this Item 5.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

Resignation of Directors

In accordance with the Merger Agreement and effective as of the Effective Time, Kenneth Carter, Ph.D. and David Mazzo, Ph.D. resigned from the Board and any respective committees of the Board of which they were members. The resignations were not the result of any disagreements with the Company relating to the Company’s operations, policies or practices.

Appointment of Directors

In accordance with the Merger Agreement and effective as of the Effective Time, the Board appointed Thomas Hallam, Ph.D., James R. Neal, Stephanie Diaz, Robert J. Trenschel, D.O. and Don Williams to the Board. Cristina Csimma, PharmD, M.H.P., Mary Ann Gray, Ph.D. and Binxian Wei, each an existing director, remained on the Board. Mr. Neal was appointed as the chair of the Board.

Other than pursuant to the Merger Agreement, there were no arrangements or understandings between the Company’s newly appointed directors and any person pursuant to which they were elected. None of the Company’s newly appointed directors has a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Class Designations

Following the Merger, the classes of the Board are as follows:

•	Class I Directors: Cristina Csimma, PharmD, M.H.P. and Stephanie Diaz.
•	Class II Directors: Robert J. Trenschel, D.O. and Don Williams.
•	Class III Directors: Mary Ann Gray, Ph.D., Thomas Hallam, Ph.D. and James R. Neal.

In addition to the staggered classes, the holder of the Company’s Series A 4.5% Convertible Preferred Stock has the right to appoint one member of the Board. Binxian Wei has been appointed and currently serves as such director since February 5, 2019.

Biographical information for the newly appointed directors and disclosure regarding related party transactions involving LBS and the newly appointed directors are included in the Proxy Statement under the sections titled “Management Following the Merger” and “Related Party Transactions of the Combined Company” and incorporated herein by reference.

Board Committees

Audit Committee

In connection with the Closing, Dr. Csimma, Ms. Diaz and Mr. Williams were appointed to the Audit Committee of the Board, with Mr. Williams appointed as the chair of the Audit Committee of the Board.

Compensation Committee

In connection with the Closing, Dr. Csimma, Mr. Neal and Dr. Trenschel were appointed to the Compensation Committee of the Board, with Mr. Neal appointed as the chair of the Compensation Committee of the Board.

Nominating and Corporate Governance Committee

In connection with the Closing, Ms. Diaz, Dr. Gray and Mr. Neal were appointed to the Nominating and Corporate Governance Committee of the Board, with Ms. Diaz appointed as the chair of the Nominating and Corporate Governance Committee of the Board.

Indemnification Agreements

In connection with the Closing, each of the Company’s directors and executive officers entered into the Company’s standard form of Indemnification Agreement, which is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Resignation of Executive Officers and Principal Officers

As previously disclosed in the Company’s Current Report on 8-K filed with the SEC on March 18, 2021, the Company terminated Kenneth Carter, Ph.D., the Company’s Executive Chairman, (ii) Dane Saglio, the Company’s Chief Financial Officer, (iii) Matthew Kalnik, Ph.D., the Company’s Chief Operating Officer and (iv) the Company’s Senior Vice President of R&D, and Mr. Saglio entered into a consulting agreement pursuant to which Mr. Saglio would perform the duties of principal executive, financial and accounting officer of the Company until the Closing.

Appointment of Principal Officers

In accordance with the Merger Agreement and an action of the Board taken at a meeting duly called and held on April 26, 2021, the Board appointed Thomas Hallam, Ph.D. as the Company’s Chief Executive Officer (principal executive officer), J.D. Finley as the Company’s Chief Financial Officer (principal financial and accounting officer) and Michael Dawson, M.D. as the Company’s Chief Medical Officer, each effective as of the Closing and to serve at the discretion of the Board.

There are no family relationships among any of the Company’s newly appointed principal officers. None of the Company’s newly appointed principal officers has a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Biographical information for the newly appointed officers and disclosure regarding related party transactions involving LBS and the newly appointed officers are included in the Proxy Statement under the sections titled “Management Following the Merger” and “Related Party Transactions of the Combined Company” and incorporated herein by reference.

In December 2020, LBS entered into employment agreements with each of Dr. Hallam, Mr. Finley and Dr. Dawson providing for the employment of Dr. Hallam, Mr. Finley and Dr. Dawson as executive officers (the “Employment Agreements”). The Employment Agreements contain the following terms:

•	an annual base salary of $490,000 for Dr. Hallam, $400,000 for Mr. Finley and $115,900 for Dr. Dawson, in each case, to be effective as of the Closing;
•	an annual target cash bonus of 50% for Dr. Hallam, 40% for Mr. Finley and 40% for Dr. Dawson, in each case, to be effective as of the Closing;
•	a bonus payment of $285,000 for Dr. Hallam, $231,000 for Mr. Finley and $66,000 for Dr. Dawson, which were paid upon the Closing; and
•	in the case of Dr. Hallam and Mr. Finley, the grant of an option to purchase 27,190 and 32,628 shares of LBS Common Stock, respectively, which were granted immediately prior to the Closing, at an exercise price per share of $17.72.

The Employment Agreements also provide that if the Company terminates the executive’s employment without “cause” or if the executive resigns his employment for “good reason,” each as defined in the Employment Agreements, the executive will be entitled to receive salary continuation and COBRA premium reimbursement (for 12 months each in the case of Dr. Hallam and Mr. Finley, and nine months in the case of Dr. Dawson), up to three months of outplacement assistance, and equity vesting (12 months in the case of Dr. Hallam, nine months in the case of Mr. Finley and Dr. Dawson). In the case of a termination without cause or resignation for good reason that occurs during the period beginning three months before a “change in control” (as defined in the agreement) and ending 12 months thereafter, (a) these severance-related periods will be increased to 18 months in the case of Dr. Hallam and 12 months in the case of Mr. Finley and Dr. Dawson, (b) the equity award acceleration will apply in full to all of the executive’s outstanding time-based awards and (c) the executive will receive an additional payment equal to his target bonus.

The foregoing description of the Employment Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreements that were filed as Exhibits 10.21, 10.22 and 10.23 to the Proxy Statement and incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 3.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Item 8.01	Other Events.

Pre-Merger Financing

On April 27, 2021, the Company and LBS completed a previously announced private placement transaction with an institutional investor (the “Investor”) at a per share purchase price of $0.4816 (without giving effect to the Exchange Ratio or the Reverse Stock Split) (the “Purchase Price”) for an aggregate purchase price of $20,000,000 in cash plus the cancelation of outstanding principal and interest on the notes previously issued to the Investor (the “Pre-Merger Financing”), whereby immediately prior to the Closing, among other things, the Company issued to the Investor shares of LBS Series 1 Preferred Stock pursuant to the Securities Purchase Agreement, dated December 16, 2020, by and among the Company, LBS and the Investor (the “Securities Purchase Agreement”).

At the closing of the Pre-Merger Financing, (i) LBS issued to the Investor shares of LBS Series 1 Preferred Stock (the “Initial Shares” and, as converted pursuant to the Exchange Ratio in the Merger into the right to receive approximately 1,325,892 shares of Company Common Stock, the “Converted Initial Shares”) without giving effect to any limitations set forth in the Securities Purchase Agreement and (ii) LBS deposited into an escrow account three times the number of Initial Shares of LBS Series 1 Preferred Stock (the “Additional Shares”, and, as converted pursuant to the Exchange Ratio in the Merger into the right to receive approximately 3,977,676 shares of Company Common Stock, the “Converted Additional Shares”) for the benefit of the Investor if 85% of the average of the five lowest volume-weighted average trading prices of a share of Company Common Stock as quoted on the Nasdaq Capital Market during the 10 trading day period immediately preceding the 16th trading day following the Effective Time, divided by five, is lower than the per share Purchase Price or if the five lowest weighted average prices of Company Common Stock during the 10 trading day period immediately preceding each of the 45th, 90th and 135th days following the Effective Time, divided by five, is lower than the per share Purchase Price, then, in each case, the Investor will be issued such number of Converted Additional Shares equal to the Purchase Price divided by the lowest of such weighted average prices. Any Converted Additional Shares not delivered to the Investor from escrow will be returned to the Company.

In addition, under the Securities Purchase Agreement, the Company will issue to the Investor, warrants to purchase shares of Company Common Stock (the “Equity Warrants”). The Equity Warrants will be issued on the 17th trading day following the Closing, will have an initial exercise price per share equal to the lower of (x) the Purchase Price divided by the Initial Shares and (y) the per share price as reset on the 16th trading day following the Closing, and will be exercisable for that number of shares of Company Common Stock as is equal to the Purchase Price divided by the lower of (a) the Purchase Price divided by the Initial Shares and (b) the Purchase Price divided by the per share price as reset on the 16th trading day following the Closing, such exercise price and number of shares underlying the Equity Warrants will be subject to adjustment, if any, for each following reset on each of the 45th, 90th and 135th days following the Effective Time. The Equity Warrants will be immediately exercisable and will have a term of five years from the date all of the shares underlying the Equity Warrants have been registered for resale.

The foregoing description of the Securities Purchase Agreement and the Equity Warrants does not purport to be complete and is qualified in its entirety by reference to the Securities Purchase Agreement and the form of Equity Warrants that were filed as Exhibits 10.6 and 4.2, respectively, to the Company’s Current Report on 8-K filed with the SEC on December 21, 2020 and are incorporated herein by reference.

On April 27, 2021, the Company issued a press release announcing the completion of the Merger and the Pre-Merger Financing. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(a) Financial statements of businesses or funds acquired.

The Company intends to file the financial statements of LBS required by Item 9.01(a) as part of an amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b) Pro forma financial information.

The Company intends to file the pro forma financial information required by Item 9.01(b) as part of an amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(d) Exhibits.

Exhibit No.	Document

2.1*	Agreement and Plan of Merger, dated as of December 16, 2020, by and among the Company, Leading BioSciences, Inc. and Townsgate Acquisition Sub 1, Inc. (incorporated by reference from Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on December 21, 2020).

3.1	Amended and Restated Certificate of Incorporation of the Company, dated as of April 27, 2021.

4.1	Form of Equity Warrant (incorporated by reference from Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the SEC on December 21, 2020).

10.1*	Contingent Value Rights Agreement, dated as of April 27, 2021, by and among the Company, American Stock Transfer & Trust Company, LLC and Raul Silvestre.

10.2#	Form of Indemnification Agreement (incorporated by reference from Exhibit 10.03 to the Company’s Current Report on Form 8-K filed with the SEC on December 18, 2018).

10.3#	Executive Employment Agreement, by and between Leading BioSciences, Inc. and Michael Dawson, M.D., dated December 16, 2020 (incorporated by reference from Exhibit 10.21 to the Company’s Registration Statement on Form S-4, filed with the SEC on December 23, 2020).

10.4#	Executive Employment Agreement, by and between Leading BioSciences, Inc. and Thomas Hallam, Ph.D., dated December 16, 2020 (incorporated by reference from Exhibit 10.22 to the Company’s Registration Statement on Form S-4, filed with the SEC on December 23, 2020).

10.5#	Amended and Restated Executive Employment Agreement, by and between Leading BioSciences, Inc. and JD Finley, dated January 24, 2021 (incorporated by reference from Exhibit 10.23 to Amendment No. 1 to the Company’s Registration Statement on Form S-4, filed with the SEC on January 26, 2021).

10.6*	Securities Purchase Agreement, by and among the Company, Leading BioSciences, Inc. and the investor party thereto, dated as of December 16, 2020 (incorporated by reference from Exhibit 10.6 to the Company’s Current Report on Form 8-K filed with the SEC on December 21, 2020).

99.1	Press Release, issued on April 27, 2021.

#	Indicates management contract or compensatory plan or arrangement.
*	Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company undertakes to furnish supplemental copies of any of the omitted schedules upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Palisade Bio, Inc.

By:	/s/ Thomas M. Hallam
Name:	Thomas M. Hallam
Title:	Chief Executive Officer

Date: April 27, 2021